THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

January 13, 2017

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares representing fully paid ordinary shares of
Armada Holdings Limited
(Form F-6 File No 033-51010)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt Armada Holdings Limited. The change is effective January 20, 2017.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the form of American Depositary Receipts that evidence the American Depositary Shares with the revised name for Armada Holdings Limited, which has been changed to Great Wall Pan Asia Holdings Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the new name as follows:

“Great Wall Pan Asia Holdings Limited”.

Please contact me with any questions or comments at 212 815-8223.

Agness Moskovits

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)